UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
September 23, 2025

LOOP INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-38301	27-2094706
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

480 Fernand-Poitras
Terrebonne, Quebec, Canada, J6Y 1Y4
(Address of principal executive offices, including zip code)

(450) 951-8555
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	LOOP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

As previously disclosed in a Current Report on Form 8-K dated December 26, 2024 (the “Prior 8-K”), in connection with the completion of the preferred stock financing transaction and a licensing transaction with Reed Circular Economy (“RCE”), an affiliate of Reed Management SAS, Loop Industries, Inc. (the “Company” or “Loop”) anticipated entering into a Securityholders Agreement with RCE to establish the framework for the governance, ownership, and operations of the European joint venture, Infinite Loop Europe SAS (the “JV”), upon the completion of its incorporation.

On September 23, 2025, Loop entered into the Securityholders Agreement with RCE and any other person who may become a securityholder from time to time, in the presence of the JV and the Company’s founder, President and CEO, Daniel Solomita.

Under the agreement, RCE and Loop hold their interests in the JV on a 90/10 basis to pursue, directly or through subsidiaries, the non-exclusive development, financing, construction, ownership, operation, and commercialization of chemical upcycling plants and related products using Loop’s technology within Europe, on the terms set forth in the Priority Rights Protocol attached to the agreement. The Priority Rights Protocol provides, among other things, that the JV has priority rights to evaluate European project opportunities; establishes financing arrangements between the shareholders; grants Loop the right to acquire up to 50% of the equity of projects subject to a binding funding commitment; sets out terms for licensing-only projects; confirms that Loop retains ownership of its intellectual property while granting the JV limited rights of use; and requires that Loop present a minimum number of projects to the JV within three years.

The JV, as a French simplified joint-stock company, is managed by a CEO (and, if appointed, a Deputy CEO), both proposed by RCE and appointed/removed by the Board.  The Board is composed of four directors, with Loop entitled to nominate one and RCE nominating the remainder. Certain transactions with restricted persons that could risk disclosure of Loop’s technology and certain related party transactions that could be unusually detrimental to the JV or minority shareholders shall require unanimous approval of the Board.

RCE has provided the JV with a €10 million shareholder loan to fund the first royalty tranche under the License Agreement, as disclosed in the prior 8-K. The loan accrues payment-in-kind interest at 11.9% per annum and matures on December 27, 2027, subject to extension.

Shares of the JV are generally non-transferable until specified lock-up periods expire for RCE and Loop, except in limited circumstances provided in the agreement. The agreement also includes customary transfer rights, including rights of first refusal, tag-along rights, and drag-along rights.

This description of the Securityholders Agreement does not purport to be complete and is qualified in its entirety by reference to the full agreement, which the Company intends to file with its periodic report for the period in which the agreement is entered into under the Securities Exchange of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOOP INDUSTRIES, INC.

Date: September 29, 2025	By:	/s/ Nicolas Lafond
Nicolas Lafond
Interim Chief Financial Officer

3